UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest even reported): August 3, 2007

RENEWABLE ENERGY RESOURCES, INC.
(Exact Name of Registrant As Specified in Its Charter)

FLORIDA	000-29743	88-0409143
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File Number)	(IRS Employer Identification No.)

334 S. Hyde Park Avenue, Tampa, Florida  33606

(Address of Principal Executive Offices, Including Zip Code)

(813) 944-3185

(Registrant's Telephone Number, Including Area Code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 3, 2007, Renewable Energy Resources, Inc. (“Renewable Energy”) executed a Loan Agreement (“Loan”) for Seven Hundred Fifty Thousand dollars ($750,000.00) to be used to fund the Springfield Energy Project, LLC (“SEP”).  The term of the Loan is five years and interest on the unpaid principal amount of the Loan shall accrue monthly at a rate equal to eighteen percent (18%) per annum.  Accrued interest shall be paid to the Lender quarterly, based on a calendar year and shall be cumulative.  Repayment on the principal may begin after two (2) years, at which time the Lender may elect to call for the repayment of up to twenty-five percent (25%) of the original principal.  Renewable Energy shall have the right to prepay at any time, without penalty or premium, all or any portion of the outstanding principal of this Loan.  In addition, Renewable Energy shall grant to Lender shares of its common stock, subject to SEC Rule 144, equal to five percent (5%) of the value of the Loan at the closing date. The loan is guaranteed by the Springfield Energy Project.  In addition, Mercatech Private Equity Management, Ltd. and Mercatech, Inc. guarantee the loan by a Secured Medium Term Revolving facility in the amount of one hundred fifty million euros (e150,000,000) which has been arranged through Banca IMI, SpA, and underwritten by Intesasanpalo SpA, to Mercatech.  Such guarantee shall be enforceable as an interest against the credit facility above, with all rights and obligations of Renewable Energy and SEP under the loan agreement to be undertaken by Mercatech and enforceable against them as a secondary guarantor, if such a default shall occur under the Loan Agreement.

On August 3, 2007, Renewable Energy executed an amendment to the Loan Agreement (“Addendum to Loan Agreement”) to allow for the use of the first $100,000 for necessary corporate operations of Renewable Energy.  SEP shall be the recipient of direct investment for the remaining portion of the monies.

Springfield Energy Project, LLC (“SEP”)
On September 25, 2006, we entered into an agreement with Wastech, Inc. (WTCH.PK) to form the SEP. SEP is a joint venture with Wastech, Inc. to acquire an old coal mine complex in Illinois. Over many years, million of tons of waste coal were deposited in a slurry area on the site. Other coal waste was pushed into gob piles. (Gob is the waste coal from bituminous coal mining regions). The slurry area is not covered or reclaimed because the coal fines were disposed before current reclamation regulations were in effect. The site’s permit allows the removal of the coal fines and also the disposal of coal combustion waste (fly ash) at the site. The sale of coal fines and the collection of tip fees to dispose of ash is the primary source of revenue for the project.

Due to new scrubber technology at electrical generating facilities, coal fines have become a desirable commodity. The coarse, free-flowing coal fines in the slurry area can be sold as fuel for fluidized bed boilers or specially designed pulverized coal boilers.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEWABLE ENERGY RESOURCES, INC.

Date: August 9, 2007	By:	/s/ KENNETH BROWN
Kenneth Brown
Chief Executive Officer and Acting Principal Financial Officer